Exhibit 99.1

Signet Jewelers Completes First Phase of Strategic Outsourcing of Credit Portfolio

HAMILTON, Bermuda – October 23, 2017 – Signet Jewelers Limited (“Signet”) (NYSE: SIG), the world’s largest retailer of diamond jewelry, announced today the completion of the first phase of the strategic outsourcing of its in-house credit program, including:
•
The sale of its prime-only credit quality accounts receivable to the Columbus, Ohio-based card services business of Alliance Data Systems Corporation (“Alliance Data”) (NYSE: ADS) for par value of $960 million at the time of closing;

•	Outsourcing of the credit servicing function of its existing and future non-prime accounts receivable to Genesis Financial Solutions (“Genesis”); and
•	Implementation of its lease-purchase program in partnership with Progressive Leasing.

Virginia C. Drosos, Chief Executive Officer of Signet, said: “The successful completion of the first phase of strategic outsourcing of our credit portfolio has allowed us to reduce our outstanding debt and return capital to our shareholders. In addition, the transaction enables us to optimize our business model with greater organizational focus on driving the growth of our OmniChannel retail platforms and delivering a true Customer First experience.”

Ms. Drosos added: “A key priority of our credit transaction has been to minimize impact on our credit customers and substantially maintain our net sales. This has been achieved through our partnership with Alliance Data and Genesis to continue to provide the full suite of our credit offerings for our customers, and adding an incremental lease-purchase financing option with Progressive Leasing. I want to thank our partners and Signet team for their hard work in executing this complex transaction on time.”

As previously announced, Signet and Alliance Data have entered into a seven-year program agreement under which Alliance Data will become the primary provider of credit, including funding, underwriting, servicing and associated program functions, to Signet’s U.S. stores. Signet will receive future payments from Alliance Data under an economic-sharing agreement.

Signet and Genesis have entered into a five-year servicing agreement, under which Genesis will provide credit servicing functions for Signet’s existing non-prime accounts receivable, as well as future non-prime account originations. Signet will retain the existing non-prime accounts receivable on its balance sheet and continue to originate the majority of new accounts until the expected completion of the second phase of credit outsourcing.

Finally, Signet implemented a lease-purchase program in partnership with Progressive Leasing across its U.S. stores. Lease-purchase is an incremental payment option available for customers who do not qualify for Signet’s credit programs, or do not wish to pursue a credit option to finance the purchase of our merchandise. Signet believes the program represents an incremental growth opportunity.

As part of the transaction, nearly all existing Signet team members supporting credit operations have been transferred to Alliance Data or Genesis, or retained by Signet to facilitate a smooth transition for Signet’s team members and customers.

In the first phase of strategic outsourcing of credit, Signet completed the sale of approximately 55% of its credit portfolio to Alliance Data and outsourced servicing of its full credit programs. Signet is in ongoing discussions with several interested funding partners related to the second phase, which is expected to be completed in the first half of calendar year 2018. In the second phase, Signet expects to sell remaining accounts receivable on its balance sheet at the time of the transaction and fully outsource new account originations to a third party.

Use of Proceeds, Accounting Considerations and Financial Impact

Signet received $960 million of proceeds from the sale of its prime-only accounts receivable to Alliance Data. As previously indicated, Signet directed the sale proceeds to fully repay its $600 million securitization facility and repurchase shares earlier in the year based on opportunistic market conditions. In the second quarter of Fiscal 2018, the Company repurchased 12% of its outstanding shares using cash on hand and revolver borrowings. Therefore, the remaining $360 million of sale proceeds will be used to repay the $350 million short-term loan used to finance the R2Net acquisition, which would otherwise be financed through revolver borrowings.

As previously disclosed, Signet will report a $10 million pre-tax, non-cash gain at closing reflecting the future profit sharing agreement with Alliance Data. Total transaction costs related to legal, advisory, implementation and retention expense were $36 million for the full year Fiscal 2018, of which $30 million was recognized in the third quarter and $6 million was recognized in the second quarter.

The table below provides information on the Fiscal 2018 Operating Profit and EPS impact of outsourcing on Signet’s financial statements as disclosed on August 24, 2017.

FY18 Net impact from outsourcing credit portfolio¹
	Operating Profit	Diluted EPS
Elimination of bad debt, net of late fee income	$10	$0.10
Elimination of finance charge income	$(38)	$(0.36)
SGA savings (net of servicing costs, Alliance Data net economic
profit sharing and elimination of in-house credit operations)	$6	$0.06
Interest expense savings from repayment of $600 million ABS facility	-	$0.04
Net impact	$(22)	$(0.16)

FY18 Net transaction costs including gain on sale of prime A/R
	Operating Profit	Diluted EPS
Q2 gain recognized in reclassification of portfolio as assets held for sale	$21	$0.19
Q2 transaction costs recognized²	$(6)	$(0.06)
Q3 transaction costs to be recognized²	$(30)	$(0.28)
Q3 beneficial interest gain recognized upon closing	$10	$0.09
Net impact	$(5)	$(0.05)

Share repurchase acceleration
	Operating Profit	Diluted EPS
Q2 share repurchases associated with A/R sale proceeds	$-	$0.50
Net impact	$-	$0.50

(1) Impact is almost entirely in Q4 of FY2018.
(2) Credit transaction costs related to legal, advisory, implementation and retention expense.

About Signet Jewelers and Safe Harbor Statement:

Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com and www.jamesallen.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to, the benefits of the credit portfolio sale including future financial and operating results, the timing and expected completion of the second phase of the credit outsourcing, general economic conditions, the impact of hurricanes on Signet’s business, regulatory changes following the United Kingdom’s announcement to exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet’s credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale Corporation’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” section of Signet's Fiscal 2017 Annual Report on Form 10-K filed with the SEC on March 16, 2017 and quarterly reports on Form 10-Q filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contacts:

Investors:	James Grant, VP Investor Relations, Signet Jewelers +1 (330) 668-5412

James.Grant@SignetJewelers.com

Media:	David Bouffard, VP Corporate Affairs, Signet Jewelers +1 (330) 668-5369

David.Bouffard@SignetJewelers.com

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